Exhibit 99.1

Cingulate Successfully Manufactures Clinical Supply –
Initiation of Pediatric Phase 3 Studies to Commence in July and August

Announcement Confirms Cingulate on Track with Development and Regulatory Milestones

KANSAS CITY, KANSAS – June 29, 2023 – Cingulate Inc. (NASDAQ: CING), a biopharmaceutical company utilizing its proprietary Precision Timed Release™ (PTR™) drug delivery platform technology to build and advance a pipeline of next-generation pharmaceutical products, today announced it has successfully manufactured the clinical supply for upcoming pivotal Phase 3 trials of its lead candidate, CTx-1301 (dexmethylphenidate), for the treatment of attention deficit/hyperactivity disorder (ADHD). All doses of CTx-1301 are now available for both pivotal Phase 3 pediatric and adolescent clinical trials, with the fixed-dose study scheduled to begin the week of July 24.

“We have effectively collaborated with our manufacturing partner, Societal CDMO, to successfully manufacture all doses required to initiate our pivotal Phase 3 pediatric and adolescent clinical program, and we look forward to the initiation of the fixed-dose study,” said Laurie A. Myers, PhD, Chief Operating Officer, Cingulate. “This accomplishment ensures that we remain firmly on track, adhering to our previously announced timelines.”

CTx-1301 is a novel, investigational treatment being developed as a true, once-daily stimulant medication for ADHD upon approval from the U.S. Food and Drug Administration (FDA). Cingulate recently completed a Phase 3 adult onset and duration study of CTx-1301 with results expected 3Q 2023. In addition, the Company plans to initiate two pivotal Phase 3 trials in pediatric and adolescent patients – a fixed dose study and a dose-optimized onset and duration study in a laboratory classroom setting – in 3Q 2023. Assuming positive clinical results from its Phase 3 trials, Cingulate plans to submit a New Drug Application (NDA) for CTx-1301 in mid-2024 under the Section 505(b)(2) pathway.

About Attention Deficit/Hyperactivity Disorder (ADHD)

ADHD is a chronic neurobiological and developmental disorder that affects millions of children and often continues into adulthood. The condition is marked by an ongoing pattern of inattention and/or hyperactivity-impulsivity that interferes with functioning or development. In the U.S., approximately 6.4 million children and adolescents (11 percent) aged under the age of 18 have been diagnosed with ADHD. Among this group, approximately 80 percent receive treatment, with 65-90 percent demonstrating clinical ADHD symptoms that persist into adulthood. Adult ADHD prevalence is estimated at approximately 11 million patients (4.4 percent), almost double the size of the child and adolescent segment combined, however, only an estimated 20 percent receive treatment.

About the CTx-1301 Phase 3 Pediatric/Adolescent Fixed Dose Study

The first pivotal Phase 3 trial of CTx-1301 (CTx-1301-005, NCT05286762) is a double-blind, randomized, placebo-controlled, multi-center, fixed-dose, parallel-group efficacy and safety study in a pediatric population (6-17) with ADHD. The study will be comprised of a screening period, a double-blind randomized phase, and a safety follow-up visit.

The primary endpoint of the trial is mean change in ADHD Rating Scale 5 (ADHD-RS-5) scores from baseline (pre-dose) at Visit 2 to ADHD-RS-5 scores at Visit 8. The secondary endpoint is mean change in Clinical Global Impression - Severity (CGI-S) scores within the same time frame. Multiple safety and pharmacokinetic analyses will also be measured.

About CTx-1301

Cingulate’s lead candidate, CTx-1301, utilizes Cingulate’s proprietary PTR™ drug delivery platform to create a breakthrough, multi-core formulation of the active pharmaceutical ingredient dexmethylphenidate, a compound approved by the FDA for the treatment of ADHD. Dexmethylphenidate is part of the stimulant class of medicines and increases norepinephrine and dopamine activity in the brain to affect attention and behavior.

While stimulants are the gold-standard of ADHD treatment due to their efficacy and safety, the long-standing challenge remains, providing patients entire active-day duration of action. CTx-1301 is designed to precisely deliver three releases of medication at the predefined time, ratio, and style of release to optimize patient care in one tablet. The result is a rapid onset and entire active-day efficacy, with the third dose being released around the time when other extended-release stimulant products begin to wear off.

About Precision Timed Release™ (PTR™) Platform Technology

Cingulate is developing ADHD and anxiety disorder product candidates capable of achieving true once-daily dosing using Cingulate’s innovative PTR drug delivery platform technology. It incorporates a proprietary Erosion Barrier Layer (EBL) providing control of drug release at precise, pre-defined times with no release of drug prior to the intended release. The EBL technology is enrobed around a drug-containing core to give a tablet-in-tablet dose form. It is designed to erode at a controlled rate until eventually the drug is released from the core tablet. The EBL formulation, Oralogik™, is licensed from BDD Pharma.

Cingulate intends to utilize its PTR technology to expand and augment its clinical-stage pipeline by identifying and developing additional product candidates in other therapeutic areas in addition to Anxiety and ADHD where one or more active pharmaceutical ingredients need to be delivered several times a day at specific, predefined time intervals and released in a manner that would offer significant improvement over existing therapies. To see Cingulate’s PTR Platform click here.

About Cingulate Inc.

Cingulate Inc. (NASDAQ: CING), is a biopharmaceutical company utilizing its proprietary PTR™ drug delivery platform technology to build and advance a pipeline of next-generation pharmaceutical products, designed to improve the lives of patients suffering from frequently diagnosed conditions characterized by burdensome daily dosing regimens and suboptimal treatment outcomes. With an initial focus on the treatment of ADHD, Cingulate is identifying and evaluating additional therapeutic areas where PTR technology may be employed to develop future product candidates, including to treat anxiety disorders. Cingulate is headquartered in Kansas City. For more information visit Cingulate.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, including statements with respect to our plans, assumptions, expectations, beliefs and objectives with respect to product development, clinical studies, clinical and regulatory timelines, market opportunity, competitive position, business strategies, potential growth opportunities and other statements that are predictive in nature.

These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “continue,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 10, 2023. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

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Investor Relations:		Media Relations
Matt Kreps	Thomas Dalton	Melyssa Weible
Darrow Associates	Vice President, Investor & Public	Elixir Health Public Relations
mkreps@darrowir.com	Relations, Cingulate	mweible@elixirhealthpr.com
(214) 597-8200	tdalton@cingulate.com	(201) 723-5805
(913) 942-2301